CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Jefferson Smurfit Corporation pertaining to the Jefferson Smurfit Corporation 1992 Stock Option Plan of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Jefferson Smurfit Corporation included in its Registration Statement (Form S-1 No. 33-75520) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                             Ernst & Young LLP

          St. Louis, Missouri
          December 21, 1994